                                                                                      Registration No. 333-40114

                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549
                                     ------------------------------------------
                                                   Post-Effective
                                                   Amendment No. 4
                                                         to
                                                      FORM S-8
                                            REGISTRATION STATEMENT UNDER
                                             THE SECURITIES ACT OF 1933

                                                 ACXIOM CORPORATION
                               (Exact name of Registrant as specified in its charter)

               Delaware                                                                      71-0581897
(State or other jurisdiction of                                                           (I.R.S. Employer
 incorporation or organization)                                                         Identification Number)

                                          P. O. Box 8180, 1 Information Way
                                          Little Rock, Arkansas 72203-8180
                                                   (501) 342-1000
                                (Address, including zip code, and telephone number of
                                            principal executive offices)
                                        -------------------------------------
                                          2000 ASSOCIATE STOCK OPTION PLAN
                                               OF ACXIOM CORPORATION
                                              (Full title of the plan)
                                        -------------------------------------

                                                  Charles D. Morgan
                                         Chairman of the Board and President
                                                  (Company Leader)
                                                 Acxiom Corporation
                                          P. O. Box 8180, 1 Information Way
                                          Little Rock, Arkansas 72203-8180
                                                  (501) 342-1000
                            (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                          Copies of all correspondence to:

                                                 John P. Fletcher
                                                  Kutak Rock LLP
                                             425 West Capitol Avenue
                                                   Suite 1100
                                           Little Rock, Arkansas 72201
                                                 (501) 975-3000
                                     ----------------------------------------

                                                    CALCULATION OF REGISTRATION FEE

                                         Amount        Proposed Maximum       Proposed Maximum
     Title of Securities to be           To Be          Offering Price           Aggregate           Amount of
            Registered                 Registered         Per Share            Offering Price    Registration Fee

          Common Stock,
        $.10 Par Value(1)              950,000(2)          $22.04               $20,938,000        $2,652.84 (3)

         (1)      Preferred Stock Purchase Rights of Acxiom Corporation ("Acxiom") are attached to and trade with the Acxiom
Common Stock.

         (2)      Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the 2000 Associate Stock Option Plan of Acxiom Corporation
as a result of anti-dilution provisions of the plan.

         (3)      The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Acxiom Common Stock on Nasdaq on August 24, 2004.

                                     INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

         The contents of the previous Registration Statement on Form S-8, Registration No. 333-40114, as amended by Post-Effective
Amendment No. 1, Registration No. 333-68620, Post-Effective Amendment No. 2, Registration No. 333-98613, and Post-Effective
Amendment No. 3, Registration No. 333-108900 previously filed with the Securities and Exchange Commission by Acxiom Corporation
("Acxiom") are incorporated herein by this reference.

         Our consolidated financial statements for the year ended March 31, 2004 included in our annual report on Form 10-K for the year ended March 31, 2004 and incorporated by reference into this prospectus have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon.  Such financial statements have been incorporated herein by reference in reliance upon the report of KPMG LLP.

         Our consolidated financial statements for the year ended March 31, 2002 included in our annual report on Form 10-K for the year ended March 31, 2004 and incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon.  Such financial statements have been incorporated herein by reference in reliance upon the report of Arthur Andersen LLP.  Acxiom generally is required to obtain a current written consent from Arthur Andersen in order to include their audit report for the 2002 financial statements in this registration statement.  While Arthur Andersen provided a consent with respect to these financial statements in connection with previous filings, Arthur Andersen has ceased practicing before the Securities and Exchange Commission and is no longer in a position to provide an updated consent required by the filing of an amendment to the registration statement.
Therefore, in reliance on the temporary relief provided by the SEC under Securities Act Rule 437(a), we have filed this amendment to the registration statement without including an updated written consent of Arthur Andersen.  Because Arthur Andersen has not delivered a currently dated written consent for the inclusion of their reports in this prospectus, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for material misstatements or omissions, if any, in the registration statement, including the 2002 financial statements audited by Arthur Andersen.

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                                                 REGISTRATION OF ADDITIONAL SECURITIES

         Acxiom previously registered an aggregate 12,375,000 shares of its Common Stock, $0.10 par value, issuable under the 2000
Associate Stock Option Plan of Acxiom Corporation (the "Plan").  On August 4, 2004, the stockholders of Acxiom approved an amendment to the Plan, increasing the number of shares of Common Stock issuable thereunder from 12,375,000 to 13,325,000.
This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares issuable under the Plan.

                                                                PART II

                                         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         5.1      Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)

         23.1     Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1 herewith)

         23.2     Consent of KPMG LLP (filed herewith)

         24.1     Powers of Attorney

                                                                3

                                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 26, 2004.

                                                     ACXIOM CORPORATION

                                                     By:      /s/ Catherine L. Hughes
                                                           ------------------------------
                                                           Catherine L. Hughes, Secretary

         Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement  has been  signed  below by the following persons in the capacities indicated, on August 26, 2004:

                         Signature                                                    Title

/s/ William T. Dillard II*
-----------------------------------------                                            Director
(William T. Dillard II)

/s/ Harry C. Gambill*
-----------------------------------------                                            Director
(Harry C. Gambill)

/s/ Mary L. Good*
-----------------------------------------                                            Director
(Mary L. Good)

/s/ Ann Die Hasselmo*
-----------------------------------------                                            Director
(Ann Die Hasselmo)

/s/ William J. Henderson*
-----------------------------------------                                            Director
(William J. Henderson)

/s/ Rodger S. Kline*
-----------------------------------------                               Director and Company Operations Leader
(Rodger S. Kline)

/s/ Thomas F. (Mack) McLarty, III*
-----------------------------------------                                            Director
(Thomas F. (Mack) McLarty, III)

/s/ Charles D. Morgan*
-----------------------------------------                             Chairman of the Board and Company Leader
(Charles D. Morgan)                                                       (principal executive officer)

/s/ Stephen M. Patterson*
-----------------------------------------                                            Director
(Stephen M. Patterson)

/s/ Jefferson D. Stalnaker*
-----------------------------------------                              Company Financial Operations Leader
(Jefferson D. Stalnaker)                                           (principal financial and accounting officer)

/s/ James T. Womble*
-----------------------------------------
(James T. Womble)                                                          Director and Division Leader

*By:    /s/  Catherine L. Hughes
        ---------------------------------
       (Catherine L. Hughes, Attorney-in-Fact)                                       Secretary

                                                                4

                                                  INDEX TO EXHIBITS

Number            Exhibit

5.1               Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)

23.1              Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1)

23.2              Consent of KPMG LLP (filed herewith)

24.1              Powers of Attorney

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